Exhibit 99
REVOCABLE PROXY


                             WESTPORT BANCORP, INC.
                                      PROXY
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 24, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             WESTPORT BANCORP, INC.


                  The undersigned shareholder of Westport Bancorp, Inc. ("WESTPORT") hereby appoints Michael H. Flynn, William L. Gault and Jay Sherwood, and each of them, as Proxy, each with full power of substitution, and hereby authorizes such proxy to represent the undersigned and to vote all of the stock of Westport standing in the undersigned's name at the Special Meeting of Shareholders of Westport to be held at Westport Bancorp, Inc., 87 Post Road East, Westport, Connecticut, on Thursday, October 24, 1996 at 4:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

                  This proxy, when properly executed, will be voted as specified herein. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.
                           (continued on reverse side)
- --------------------------------------------------------------------------------
PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote FOR approval of the Agreement and Plan of Merger.


1. Approval of the Agreement and Plan of Merger by and among HUBCO, Inc., Westport and The Westport Bank & Trust Company.

         FOR ----------        AGAINST ----------       ABSTAIN ----------


2. To vote, in its direction, upon any such other business as may properly come before the Meeting or any adjournment thereof.


SIGNATURE(S)                             SIGNATURE(S)
DATE-------------------, 1996            DATE--------------------------, 1996


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.